Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information for the period indicated below shows the effect of Black Diamond, Inc.’s (“Black Diamond,” the “Company,” “we,” or “our”) acquisition (the “Acquisition”) on October 1, 2012, of PIEPS Holding GmbH and its operating subsidiary, PIEPS GmbH (collectively “PIEPS”) pursuant to a Share Purchase Agreement dated September 24, 2012. For a description of the Acquisition please see Note 1 of the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined balance sheet presents the financial position of Black Diamond as of September 30, 2012, giving effect of the Acquisition as if it had occurred on such date. The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2012 and for the year ended December 31, 2011, gives effect to the Acquisition as if it had occurred on January 1, 2011.

The unaudited pro forma condensed combined balance sheet as of September 30, 2012 has been prepared by combining the unaudited historical condensed consolidated balance sheet of Black Diamond as of September 30, 2012, with the unaudited historical combined balance sheet of PIEPS as of September 30, 2012. The unaudited pro forma condensed combined statement of income for the year ended December 31, 2011 has been prepared by combining the Company’s historical condensed consolidated statement of income for the year ended December 31, 2011, with the historical combined statements of income of PIEPS for the year ended March 31, 2012. The interim unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2012, has been prepared by combining Black Diamond’s unaudited historical condensed consolidated statement of income for the nine months ended September 30, 2012, with the unaudited historical combined statements of income of PIEPS for the nine months ended September 30, 2012. Pro forma adjustments have been applied to the historical accounts.

The unaudited pro forma condensed combined financial information is presented for informational purposes only and it is not necessarily indicative of the financial position and results of operations that would have been achieved had the Acquisition been completed as of the dates indicated and is not necessarily indicative of our future financial position or results of operations.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements of Black Diamond and combined financial statements of PIEPS, which have been prepared in accordance with Austrian generally accepted accounting standards and in Euros as the reporting currency. The historical audited consolidated financial statements of Black Diamond are included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and its Quarterly Report on Form 10-Q for the nine months ended September 30, 2012. The historical combined audited financial statements of PIEPS for the fiscal year ended March 31, 2012, including related notes thereto, are included in this amended Form 8-K filing as Exhibit 99.1.

The unaudited pro forma condensed combined financial information was prepared in accordance with the Acquisition method of accounting under existing United States generally accepted accounting principles, or GAAP standards, and the regulations of the Securities and Exchange Commission (“SEC”), and is not necessarily indicative of the financial position or results of operations that would have occurred if the Acquisition had been completed on the dates indicated, nor is it indicative of the future operating results of the Company and PIEPS.  Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the unaudited pro forma condensed combined financial information. The accounting for the Acquisition is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. Due to the fact that the unaudited pro forma condensed combined financial information has been prepared based upon preliminary estimates, and account balances other than those on the actual Acquisition date, the final amounts recorded for the Acquisition may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

The unaudited pro forma condensed combined balance sheet and statement of income does not give effect to certain one-time charges the Company and PIEPS incurred in connection with the Acquisition, including, but not limited to, charges that affected the Acquisition and are expected to achieve ongoing cost savings and synergies.

1

BLACK DIAMOND, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2011

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Black Diamond	PIEPS	Pro Forma Adjustments		Pro Forma Combined Black Diamond and PIEPS
Sales
Domestic sales	$62,813	$-	$-		$62,813
International sales	82,962	8,141	-		91,103
Total Sales	145,775	8,141	-		153,916

Cost of goods sold	89,423	4,180	-		93,603
Gross profit	56,352	3,961	-		60,313

Operating expenses
Selling, general and administrative	50,493	3,313	523	A	54,377
			48	D
Restructuring	993	-	-		993

Total operating expenses	51,486	3,313	571		55,370

Operating income (loss)	4,866	648	(571)		4,943

Other (expense) income
Interest expense	(2,921)	(65)	(334)	C	(3,320)
Interest income	32	5	-		37
Other, net	227	136	-		363

Total other (expense) income, net	(2,662)	76	(334)		(2,920)

Income (loss) before income tax	2,204	724	(905)		2,023
Income tax (benefit) provision	(2,688)	224	(267)	E	(2,731)
Net income (loss)	$4,892	$500	$(638)		$4,754

Earnings per share:
Basic	$0.22				$0.22
Diluted	0.22				0.22

Weighted average shares outstanding:
Basic	21,845				21,845
Diluted	22,046				22,046

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

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BLACK DIAMOND, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2012

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Black Diamond	PIEPS	Pro Forma Adjustments		Pro Forma Combined Black Diamond and PIEPS
Sales
Domestic sales	$53,569	$-	$-		$53,569
International sales	73,507	3,169	-		76,676
Total Sales	127,076	3,169	-		130,245

Cost of goods sold	77,535	1,819	-		79,354
Gross profit	49,541	1,350	-		50,891

Operating expenses
Selling, general and administrative	43,441	2,285	393	A	46,155
			36	D
Restructuring	86	-	-		86
Merger and integration	76	-	-		76
Transaction costs	1,665	-	(384)	B	1,281

Total operating expenses	45,268	2,285	45		47,598

Operating income (loss)	4,273	(935)	(45)		3,293

Other (expense) income
Interest expense	(2,068)	(44)	(250)	C	(2,362)
Interest income	43	-	-		43
Other, net	616	176	-		792

Total other (expense) income, net	(1,409)	132	(250)		(1,527)

Income (loss) before income tax	2,864	(803)	(295)		1,766
Income tax provision (benefit)	1,456	225	(57)	E	1,624
Net income (loss)	$1,408	$(1,028)	$(238)		$142

Earnings per share:
Basic	$0.05				$0.00
Diluted	0.05				0.00

Weighted average shares outstanding:
Basic	29,281				29,281
Diluted	29,631				29,631

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

3

BLACK DIAMOND, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2012

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Black Diamond	PIEPS	Pro Forma Adjustments		Pro Forma Combined Black Diamond and PIEPS

Assets
Current Assets
Cash and cash equivalents	$14,287	$66	$(10,265)	A	$4,088
Accounts receivable	33,932	758	-		34,690
Inventories	65,038	1,423	424	A	66,885
Prepaid and other current assets	2,246	128	-		2,374
Income tax receivable	492	-	-		492
Deferred income taxes	2,270	-	106	A	2,376
Total Current Assets	118,265	2,375	(9,735)		110,905

Property and equipment, net	16,159	380	-		16,539
Definite lived intangible assets, net	33,478	102	5,098	A	38,678
Indefinite lived intangible assets	47,629	-	3,600	A	51,229
Goodwill	54,214	-	3,900	A	58,114
Deferred income taxes	39,645	-	(2,412)	A	37,233
Other long-term assets	1,747	-	-		1,747
TOTAL ASSETS	$311,137	$2,857	$451		$314,445

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable and accrued liabilities	$23,355	$1,268	$-		$24,623
Income tax payable	-	20	-		20
Current portion of long-term debt	26,016	1,608	-		27,624
Total Current Liabilities	49,371	2,896	-		52,267

Long-term debt	16,328	109	-		16,437
Other long-term liabilities	1,780	182	121	A	2,083
TOTAL LIABILITIES	67,479	3,187	121		70,787

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000 shares authorized; none issued	-	-	-		-
Common stock, $.0001 par value; 100,000 shares authorized; 31,428 and 21,839 issued and 31,353 and 21,764 outstanding	3	45	(45)	F	3
Additional paid in capital	470,951	194	(194)	F	470,951
Accumulated deficit	(231,878)	(564)	564	F	(231,878)
Treasury stock, at cost	(2)	-	-		(2)
Accumulated other comprehensive income	4,584	(5)	5	F	4,584
TOTAL STOCKHOLDERS' EQUITY	243,658	(330)	330		243,658
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$311,137	$2,857	$451		$314,445

See Notes to Unaudited Pro Forma Condensed Combined Financial Information

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Black Diamond, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(In thousands, except per share amounts)

1	Description of Acquisition

On October 1, 2012, the Company acquired all of the issued and outstanding shares of capital stock (the “Acquisition”) of PIEPS Holding GmbH and its subsidiaries PIEPS GmbH and Pieps Corporation (collectively, “PIEPS”), a leading Austrian designer and marketer of avalanche beacons and snow safety products pursuant to the terms of the Share Purchase Agreement (the “PIEPS Agreement”) dated as of September 24, 2012, by and among the Company, ADMIN BG Holding GmbH (to be renamed Black Diamond Austria GmbH “BD Austria”), an Austrian corporation and a wholly-owned subsidiary of the Company, and the Seidel Privatstiftung (the “Seller”). Under the terms of the PIEPS Agreement, the Company acquired PIEPS for a total consideration valued at 7,959 Euros (“EUR”) or $10,265 in cash (after closing adjustments of EUR 41 or USD 53 relating to working capital). The Company has also committed up to an additional 2,300 EUR or approximately $3,000 of contingent purchase price upon PIEPS’ achievement of certain sales targets between April 1, 2012 and March 31, 2015, which may be paid at the Company’s discretion in cash, shares of the Company’s common stock, or a combination of cash and such shares. Black Diamond has guaranteed the obligations of BD Austria under the PIEPS Agreement.

2	Basis of Presentation

The unaudited pro forma condensed combined financial information does not reflect ongoing cost savings that Black Diamond expects to achieve as a result of the Acquisition or the costs necessary to achieve those cost savings or synergies.

The historical balance sheets of Black Diamond and PIEPS were used to create the unaudited pro forma condensed combined balance sheet as of September 30, 2012 – the last day of Black Diamond’s third fiscal quarter. Black Diamond and PIEPS have different fiscal year ends with Black Diamond following a calendar year-end ending on December 31 and PIEPS following a fiscal year ended on March 31. Accordingly, the unaudited pro forma condensed combined statement of income for the year ended December 31, 2011 has been prepared by combining the Company’s historical condensed consolidated statement of income for the year ended December 31, 2011, with the historical combined statement of income of PIEPS for the year ended March 31, 2012. The interim unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2012, has been prepared by combining Black Diamond’s unaudited historical condensed consolidated statement of income for the nine months ended September 30, 2012, with the unaudited historical combined statement of income of PIEPS for the nine months ended September 30, 2012. The difference in fiscal periods for Black Diamond and PIEPS is considered to be insignificant and no related adjustments have been made in the preparation of this unaudited pro forma condensed combined financial information.

3	Estimated Purchase Price and Resulting Adjustment to Goodwill

The computation of the preliminary estimated purchase price was calculated using our best estimate of purchase consideration and working capital adjustments. Below is a reconciliation to the estimated purchase consideration and how the estimated purchase consideration is allocated to the assets acquired and liabilities assumed which have been estimated at their fair values. The excess of the estimated purchase consideration above the assets acquired and liabilities assumed is recorded as goodwill.

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Black Diamond, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(In thousands, except per share amounts)

PIEPS
Estimated Fair Value

Cash Paid	$10,265

Contingent Consideration	121

Total Purchase Consideration	$10,386

Assets Acquired and Liabilities Assumed
Assets
Cash and cash equivalents	$66
Accounts receivable, net	758
Inventories	1,847
Prepaid and other current assets	128
Property and equipment	380
Amortizable definite lived intangible assets	5,200
Identifiable indefinite lived intangible assets	3,600
Goodwill	3,900
Total Assets	15,879

Liabilities
Accounts payable and accrued liabilities	1,268
Long-term debt	1,717
Other long-term liabilities	182
Income tax payable	20
Deferred income taxes	2,306
Total Liabilities	5,493

Net Assets Acquired	$10,386

For purposes of preparing the unaudited pro forma condensed combined financial information, the assets acquired and liabilities to be assumed in the acquisition have been measured at their estimated fair values as of September 30, 2012. A final determination of the fair values of the assets acquired and liabilities to be assumed in the acquisition will be made based on facts and circumstances on the closing date. Accordingly, the fair value of the assets and liabilities included in the table above are preliminary and subject to change and may be material.

4	Historical Financial Information of PIEPS

The following historical financial information of PIEPS was prepared using accounting principles generally accepted in Austria (Austrian GAAP) and is presented in Euros. Accordingly, PIEPS amounts have been adjusted to reflect differences between Austrian GAAP and accounting principles generally accepted in the United States (U.S. GAAP), and are translated to U.S. dollars (“USD”). The adjustments to reconcile PIEPS historical financial information to U.S. GAAP and to conform to the accounting policies of the Company are as follows:

a.	Under Austrian GAAP, tangible assets are depreciated using a half year convention. Under U.S. GAAP, they are depreciated when put into service on a monthly pro-rata basis.

b.	Under Austrian GAAP, PIEPS has elected not to capitalize any overhead costs. Under U.S. GAAP, the portion of variable and fixed overheads directly related to inventory are capitalized.

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Black Diamond, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(In thousands, except per share amounts)

c.	Under Austrian GAAP, accounts receivable and accounts payable denominated in a currency other than the functional currency (i.e., EUR for PIEPS) are to be remeasured at the lower of/higher of exchange rate on initiation date and balance sheet date. Under U.S. GAAP, all amounts are to be remeasured at the exchange rate as of the balance sheet date.

d.	Under Austrian GAAP, an accrual is required for contingent payments that may need to be paid to a sales agent in case of a termination without cause. Under U.S. GAAP, an accrual may only be recorded for a liability.

e.	Tax effect of 25% corporate tax for temporary differences between Austrian tax law and U.S. GAAP.

The PIEPS amounts combined in the unaudited pro forma condensed combined statements of income and balance sheet referred to above were translated to U.S. dollars using monthly average rates ranging from EUR|USD 1.2440 to EUR|USD 1.4601 and a spot rate of EUR|USD 1.2898, respectively.

Historical financial information of PIEPS for the fiscal year ended March 31, 2012:

	PIEPS (Historical, Reclassified, EUR)	U.S. GAAP Adjustments and Reclassifications (EUR)		PIEPS (U.S. GAAP, EUR)	PIEPS (U.S. GAAP, USD)

Sales	€6,018	€-		€6,018	$8,141

Cost of goods sold	3,091	(9)	b	3,082	4,180
Gross profit	2,927	9		2,936	3,961

Operating expenses	2,443	(32)	a, d	2,411	3,313

Operating income	484	41		525	648

Other income	62	(2)	c	60	76

Income before income tax	546	39		585	724
Income tax expense	167	1	e	168	224
Net income	€379	€38		€417	$500

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Black Diamond, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(In thousands, except per share amounts)

Historical financial information of PIEPS for the nine months ended September 30, 2012:

	PIEPS (Historical, Reclassified, EUR)	U.S. GAAP Adjustments and Reclassifications (EUR)		PIEPS (U.S. GAAP, EUR)	PIEPS (U.S. GAAP, USD)

Sales	€2,437	€-		€2,437	$3,169

Cost of goods sold	1,408	(5)	b	1,403	1,819
Gross profit	1,029	5		1,034	1,350

Operating expenses	1,780	(7)	a, d	1,773	2,285

Operating loss	(751)	12		(739)	(935)

Other income	101	(2)	c	99	132

Loss before income tax	(650)	10		(640)	(803)
Income tax benefit	169	-	e	169	225
Net loss	€(819)	€10		€(809)	$(1,028)

Historical financial information of PIEPS as of September 30, 2012:

	PIEPS (Historical, Reclassified, EUR)	U.S. GAAP Adjustments and Reclassifications (EUR)		PIEPS (U.S. GAAP, EUR)	PIEPS (U.S. GAAP, USD)

Assets
Current Assets	€1,814	€27	b	€1,841	$2,375
Non Current Assets	376	(2)	a	374	482
TOTAL ASSETS	€2,190	€25		€2,215	$2,857

Liabilities and Stockholders' Equity
Current Liabilities	€2,470	€(223)	c, d	€2,247	$2,896
Long-term Liabilities	225	-		225	291
TOTAL LIABILITIES	2,695	(223)		2,472	3,187

TOTAL STOCKHOLDERS' EQUITY	(505)	248	a, b, c, d, e	(257)	(330)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	€2,190	€25		€2,215	$2,857

5	Pro Forma Adjustments

The unaudited pro forma condensed combined statements of income for the year ended December 31, 2011 and the nine months ended September 30, 2012 are presented as if the Acquisition had occurred on January 1, 2011, the first day of that fiscal year. The unaudited pro forma condensed combined balance sheet as of September 30, 2012 is presented as if the Acquisition had occurred on September 30, 2012. The pro forma adjustments give effect to the events that are directly attributable to the Acquisition and are expected to have a continuing impact on the financial results of the combined company. The pro forma adjustments are based on available information and certain assumptions the Company believes are reasonable.

The pro forma adjustments included in the unaudited pro forma financial information are as follows:

A	To record the estimated purchase price and related estimated purchase consideration allocation to the assets acquired and liabilities assumed which have been estimated at their fair values. The pro forma adjustments included in the unaudited pro forma financial information as a result of the estimated purchase consideration allocation are as follows:

8

Black Diamond, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(In thousands, except per share amounts)

Cash – As noted above in Note 1, under the terms of the PIEPS Agreement, the Company acquired PIEPS for a total consideration valued at EUR 7,959 or $10,265 in cash based upon the EUR|USD exchange rate as of the closing date.

Inventories – Inventories, reflect an increase of $424 to record PIEPS inventory at its estimated fair value. Inventory fair value is recorded at expected sales price less cost to sell plus a reasonable profit margin for selling efforts. As Black Diamond sells the acquired inventory, its cost of sales will reflect the increased valuation of PIEPS inventory, which will temporarily reduce Black Diamond’s gross margin through the end of fiscal year 2012. This adjustment to gross margin is considered a non-recurring adjustment and as such is not included in the unaudited pro forma condensed combined statements of income.

Definite lived intangible assets, net – The estimated allocated fair values for amortizable intangible assets acquired, consisting of customer relationships and product technologies for PIEPS is approximately $5,200.  The impact of the amortization related to the fair value of amortizable intangible assets for the year ended December 31, 2011 and the nine months ended September 30, 2012 of $523 and $393, respectively, is reflected as an adjustment to the unaudited pro forma condensed combined statements of income.

Indefinite lived intangible assets – In connection with the Acquisition, the Company acquired certain tradenames and trademarks which provide PIEPS with the exclusive and perpetual rights to manufacture and sell their respective products. The estimated allocated fair value pertaining to tradenames and trademarks is $3,600. Tradenames and trademarks will not be amortized, but reviewed annually or upon the existence of a triggering event for impairment.

Goodwill – The estimated allocated fair value for goodwill is $3,900. Consistent with the guidance in ASC 805, the fair value of PIEPS’ assembled workforce and buyer-specific synergies has been included in goodwill.

Deferred income taxes – Represents the deferred tax liabilities associated with the intangible assets acquired and step up in fair value of inventory, which have been tax affected at the Austrian statutory tax rate of 25%

Other long-term liabilities – As noted above in Note 1, under the terms of the PIEPS Agreement the Company committed up to an additional 2,300 EUR or approximately $3,000 of contingent purchase price upon PIEPS’ achievement of certain sales targets between April 1, 2012 and March 31, 2015, which may be paid at the Company’s discretion in cash, shares of the Company’s common stock, or a combination of cash and such shares. The estimated fair value of this contingent consideration is $121.

B	Total acquisition-related transactions costs of $384 have been incurred by Black Diamond during the nine months ended September 30, 2012 and have been removed from the interim unaudited pro forma condensed combined statement of income as they reflect non-recurring charges directly related to the Acquisition.

C	The effect of the amounts drawn down on the line of credit to pay for the acquisition presented in the unaudited pro forma condensed combined statement of income is an increase to interest expense of $334 and $250 for the year ended December 31, 2011 and the nine months ended September 30, 2012, respectively. The amounts drawn down on the line of credit totaled $10,265 and are included in the historical balance sheet of Black Diamond as of September 30, 2012.

D	Prior to the Acquisition, the Company entered into employment agreements with certain PIEPS employees to be effective upon closing of the Acquisition. Pursuant to the terms of the employment agreements, the Company granted ten-year options to purchase an aggregate of 45 shares of the Company’s common stock, having an exercise price equal to $8.87 per share (the fair market value of the Company’s common stock on the date of grant) and vesting in three installments of 40% on March 31, 2015, 30% on March 31, 2016, and 30% on March 31, 2017. The fair value of these awards is $214, to be amortized over the four and a half year service life. The preliminary estimated annual charge for these options will be $48 and the nine month charge would be $36 and is reflected in the pro forma financials.

9

Black Diamond, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information
(In thousands, except per share amounts)

E	For purposes of the unaudited pro forma condensed combined statements of income, the United States federal statutory tax rate of 34% and blended state tax rate of 5%, (3.3% net of federal tax benefit) for an overall blended rate of 37.3%, and the Austrian statutory tax rate of 25% have been used for all periods presented. Income taxes reflect an adjustment to income tax benefit of $267 and $57 for the year ended December 31, 2011 and the nine months ended September 30, 2012, respectively.

F	In connection with the consummation of the Acquisition, the historical shareholders’ equity as of September 30, 2012 for PIEPS is eliminated in the unaudited pro forma condensed combined balance sheet as of September 30, 2012.

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